UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2026

RANK ONE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-43137	47-3970528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 Broadway, Suite 1200, Denver, Colorado 80203

(Address of principal executive offices, including zip code)

(303) 317-6118

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ROC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2026, Rank One Computing Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company, ZTC Holdco, Inc. (the “Seller”), Anthony J. Zuccaro, Emily J. Sverchek, and Zuccaro Technical Consulting LLC (“ZTC”), pursuant to which the Company has agreed to acquire 100% of the issued and outstanding equity interests of ZTC (the “Acquisition”).

Consideration. The aggregate consideration payable to the Seller consists of: (i) a cash payment at closing of $500,000, subject to reduction for ZTC’s indebtedness and transaction expenses and potential adjustment based on ZTC’s closing net working capital; (ii) $2,500,000 in shares of restricted common stock of the Company (the “Restricted Shares”), with $875,000 of Restricted Shares vesting at closing, $1,125,000 of Restricted Shares vesting on the first anniversary of closing, and the remaining $500,000 of Restricted Shares vesting over the next eight quarters until the third anniversary of closing; and (iii) revenue share payments equal to 15% of ROC Evidence Advanced Revenue (as defined in the Purchase Agreement) for each fiscal quarter during the seven-year revenue share term, subject to an aggregate cap of $7,000,000. In addition, and separate from the purchase price, the Company has committed to grant up to $500,000 in retention restricted stock units to continuing employees of ZTC, vesting over five years.

Conditions to Closing. The closing of the Acquisition is subject to satisfaction or waiver of customary conditions, including: (i) the accuracy of representations and warranties of the parties; (ii) the receipt of required regulatory approvals and other third-party consents; and (iii) execution of employment agreements with key personnel and proprietary information and invention assignment agreements with employees. The closing is also subject to the completion of an audit of ZTC’s 2024 and 2025 annual financial statements. There can be no assurance that the Acquisition will be consummated.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Purchase Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, ZTC, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure schedules; and may apply standards of materiality in ways that differ from what investors and security holders may view as material. Accordingly, the Purchase Agreement should not be read alone, but instead should be read together with the information about the Company that the Company includes in or incorporates by reference into its periodic reports and other filings made with the Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

On June 24, 2026, Rank One issued a press release announcing its entry into the Purchase Agreement described in item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Purchase Agreement, dated June 23, 2026, by and among Rank One Computing Corporation, ZTC Holdco, Inc., Anthony J. Zuccaro, Emily J. Sverchek, and Zuccaro Technical Consulting LLC.*
99.1	Press Release of Rank One Computing Corporation, dated June 24, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANK ONE COMPUTING CORPORATION

Date: June 24, 2026

By:	/s/ B. Scott Swann
Name:	B. Scott Swann
Title:	Chief Executive Officer

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